News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

PROCTER & GAMBLE MAKES SOLID GROWTH PROGRESS DESPITE TOUGH GLOBAL ECONOMIC CONDITIONS, P&G CEO TELLS SHAREHOLDERS

CINCINNATI, Oct. 11, 2011 - Procter & Gamble (NYSE:PG) made solid, reliable progress in fiscal year 2011 despite significant business and economic challenges, Chairman, President and Chief Executive Officer, Bob McDonald, told the Company’s shareholders at its annual meeting today.

For the fiscal year that ended on June 30, 2011, P&G delivered organic sales growth of 4 percent and core earnings per share growth of 8 percent, and increased the quarterly dividend by 9 percent. P&G’s innovation and expansion programs drove market share growth in businesses representing approximately 60 percent of global sales and four of the Company’s five geographic regions.  This growth was delivered despite nearly $2 billion in commodity and energy cost increases, little-to-no market growth in developed markets, political instability in the Middle East and North Africa, as well as the tragic earthquake and tsunami in Japan, shareholders at the Aronoff Center in Cincinnati were told.

“We know we have work left to do to deliver the growth you expect from P&G but we’re making solid, reliable progress, and we have an even stronger foundation for growth in the years ahead,” Mr. McDonald said.

McDonald cited four clear priorities for the year ahead: maintaining sales growth momentum, executing price increases with excellence, delivering high-quality operating profit growth and improving productivity in all aspects of the Company.

Mr. McDonald continued: “Innovation and portfolio expansion remain critical growth drivers and are central to fulfilling the company’s Purpose of touching and improving the lives of the world’s consumers.  We currently have one of the strongest innovation and global expansion programs in P&G history.  And, we have a strong pipeline going forward.

“We know the road ahead is challenging.  We’re operating in a very tough economic environment with high degrees of uncertainty, but we’ve been through tough periods before, and we have always stayed focused on what must be done in the present while not losing sight of what it will take to keep growing in the future.  We’re maintaining that focus today.  We’re not the kind of company that chases short term commodity or currency movements at the expense of our strategy, and we’re confident our strategy is right now and for the long term.”

P&G will issue its results for the first fiscal quarter ended September 30, 2011 on October 27, 2011.

About Procter & Gamble

P&G touches and improves the lives of about 4.4 billion people around the world with its portfolio of trusted, quality brands. The Company's leadership brands include Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Mach3(R), Bounty(R), Dawn(R), Fairy(R), Gain(R), Pringles(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Oral-B(R), Duracell(R), Olay(R), Head & Shoulders(R), Wella(R), Gillette(R), Braun(R), Fusion(R), Ace(R), Febreze(R), and Ambi Pur(R). With operations in about 80 countries, P&G brands are available in more than 180 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results for any quarter or annual period to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasing volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (10) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due  to terrorist and other hostile activities or natural disasters (including the civil unrest in the Middle East and the Japan earthquake and tsunami) and/or disruptions to credit markets resulting from a global, regional or national credit crisis; (11) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (12) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (13) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (14) the ability to develop effective sales, advertising and marketing programs; (15) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (16) the ability to rely on and maintain key information technology systems (including Company and third-party systems). For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

The reconciliation of reported sales growth to organic sales is as follows:
Fiscal Year 2011	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Total P&G	5%	0%	-1%	4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding a charge related to a tax provision for retiree healthcare subsidy payments in the U.S. healthcare reform legislation in the prior year period, charges related to pending European legal matters for current and prior years, and a significant settlement from U.S. tax litigation related to the valuation of technology donations in prior years.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share from continuing operations to Core EPS:

	FY 2011	FY 2010
Diluted Net Earnings Per Share-Continuing Operations	$3.93	$3.53
Settlement from U.S. Tax Litigation	(0.08)	-
Charges for Pending European Legal Matters	0.10	0.09
Charge for Taxation of Retiree Healthcare Subsidy	-	0.05
Core EPS	$3.95	$3.67
Core EPS Growth	8%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.  The charge for taxation of retiree healthcare subsidy and significant settlement from U.S. tax litigation are tax expense.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974